SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 27, 2002
(To Prospectus dated December 14, 2001)



                              CWABS MASTER TRUST
                       (for the Series 2002-D Subtrust)
                                    Issuer

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer



         Revolving Home Equity Loan Asset Backed Notes, Series 2002-D

                                -------------



----------------------------
 The notes represent
 obligations of the
 CWABS Master Trust               The Notes
 for the Series 2002-D
 Subtrust only and not of         o   This supplement relates to the offering
 any other series trust of            of the notes of the series referenced
 the CWABS Master                     above. This supplement does not contain
 Trust and do not                     complete information about the offering
 represent an interest in             of the notes. Additional information is
 or obligation of                     contained in the prospectus supplement
 CWABS, Inc.,                         dated June 27, 2002, prepared in
 Countrywide Home                     connection with the offering of the
 Loans, Inc., or any of               notes of the series referenced above, as
 their affiliates.                    supplemented by the supplements to the
                                      prospectus supplement dated June 28,
 This supplement may be               2002 and November 26, 2002 and in the
 used to offer and sell the           prospectus of the depositor dated
 notes only if                        December 14, 2001. You are urged to read
 accompanied by the                   this supplement, the prospectus
 prospectus supplement                supplement, the supplements described
 and the prospectus.                  above and the prospectus in full.
----------------------------
                                  o   As of August 15, 2003, the note
                                      principal balance of the notes was
                                      approximately $941,975,609.




Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

August 27, 2003

                       DESCRIPTION OF THE MORTGAGE LOANS

     As of August 1, 2003 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 33,353 mortgage loans having an aggregate principal balance of approximately $950,787,486.

     The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.


                                                                                                  As of August 1, 2003
                                                                                       ------------------------------------------


Total Number of Mortgage Loans.........................................................    33,353
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
                  30-59 days...........................................................              0.46%
                  60-89 days...........................................................              0.11%
                  90 days or more (excluding pending foreclosures).....................              0.23%
                                                                                                     -----
                  Total Delinquencies..................................................              0.80%
                                                                                                     =====
Foreclosures Pending...................................................................              0.03%
                                                                                                     -----
Total Delinquencies and foreclosures pending...........................................              0.83%
                                                                                                     =====
--------------
(1)  As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Two (2) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide, changed its name to Countrywide Financial Corporation.

     At June 30, 2003, Countrywide and its consolidated subsidiaries provided servicing for approximately $559.124 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At June 30, 2003, Countrywide provided servicing for approximately $13.66 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                          As of December 31, 2000                As of December 31, 2001
                                 ----------------------------------------------------------------------------
                                      Principal                               Principal
                                       Balance            Percentage           Balance            Percentage
                                 -------------------  ----------------- ----------------------  -------------
Portfolio......................  $  3,748,790,561.82          --         $  5,479,012,451.54         --
Delinquency percentage
  30-59 Days...................  $     14,580,950.53         0.39%       $     28,456,872.07        0.52%
  60-89 Days...................         4,626,810.83         0.12%              7,555,089.12        0.14%
  90+ Days.....................        10,660,110.74         0.28%             21,422,742.71        0.39%
                                 -------------------  ----------------- ----------------------  -------------
        Total..................  $     29,867,872.10         0.80%       $     57,434,703.90        1.05%
Foreclosure Rate...............  $      1,232,842.13         0.03%       $      3,142,409.33        0.06%
Bankruptcy Rate................  $      9,192,831.89         0.25%       $     12,681,563.87        0.23%


                                           As of December 31, 2002                As of June 30, 2003
                                 ---------------------------------------------------------------------------
                                         Principal                             Principal
                                          Balance            Percentage         Balance          Percentage
                                 ------------------------  --------------  ------------------  -------------
Portfolio......................   $  10,640,766,181.58          --         $13,656,070,639.30        --
Delinquency percentage
  30-59 Days...................   $      42,864,688.91         0.40%       $    44,484,327.77      0.33%
  60-89 Days...................          10,661,957.76         0.10%             9,925,970.13      0.07%
  90+ Days.....................          19,421,702.11         0.18%            19,980,288.24      0.15%
                                 ------------------------  -------------  -------------------  -------------
        Total..................   $      72,948,348.78         0.69%       $    74,390,586.14      0.54%
Foreclosure Rate...............   $       6,603,778.76         0.06%       $     9,335,468.72      0.07%
Bankruptcy Rate................   $      43,053,210.55         0.40%       $    64,900,901.91      0.48%


                           DESCRIPTION OF THE NOTES

     The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes
- Application of Investor Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Payments of Principal Collections."

     As of August 15, 2003, the Note Principal Balance of the notes was $941,975,609. For additional information with respect to the notes, see "Description of the Notes" in the Prospectus Supplement.

Reports to Noteholders

     The August 2003 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

                               THE NOTE INSURER

     MBIA Insurance Corporation is the Note Insurer as described in the Prospectus Supplement. See "The Note Insurer" in the Prospectus Supplement.

     MBIA Insurance Corporation files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. MBIA Insurance Corporation's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect that upon their sale for cash or property by the corporate affiliate to unrelated parties (which sale has since been consummated), for U.S. federal income tax purposes, the notes will be treated as debt and neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

     Prospective investors in the notes should consider carefully the income tax consequences of an investment in the notes discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.

                                  OTHER TAXES

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their own tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                             ERISA CONSIDERATIONS

     Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                    RATINGS

     The notes are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Loans in Mortgage Pool
(As of the Reference Date)                                                                    Range
                                                                                              -----

Aggregate Principal Balance                              $950,787,486

Weighted Average Loan Rate                                       5.83%           2.50%         to           10.38%
Weighted Average Gross Margin                                    1.84%          -1.50%         to            7.00%
Weighted Average Maximum Mortgage Rate                          17.88%           6.00%         to           21.00%
Average Principal Balance                                      $28,507              $0         to         $995,000
Average Credit Limit                                           $39,541          $4,500         to         $995,000
Weighted Average Scheduled Remaining Term (months)                 283              97         to              287
Weighted Average Combined Loan-to-Value Ratio                   82.77%           5.00%         to          100.00%
Average Credit Limit Utilization Rate                           74.07%           0.00%         to          100.00%
Weighted Average Credit Score                                      715             521         to              823

Loan Programs

                                                                                              Percentage of
                                      Number of              Aggregate Unpaid      Reference Date Aggregate
Loan Programs                    Mortgage Loans             Principal Balance             Principal Balance
-----------------------------------------------------------------------------------------------------------
5 Yr Draw, 5Yr Repay                         64                    $1,204,198                          0.13 %
5 Yr Draw, 10Yr Repay                       362                   $11,533,700                          1.21
10 Yr Draw, 10Yr Repay                      574                   $11,932,642                          1.26
10 Yr Draw, 15Yr Repay                   32,165                  $921,507,816                         96.92
15 Yr Draw, 0Yr Repay                         8                      $154,352                          0.02
15 Yr Draw, 10Yr Repay                      180                    $4,454,778                          0.47
-----------------------------------------------------------------------------------------------------------

Total                                    33,353                  $950,787,486                           100 %
===========================================================================================================

Principal Balances

                                                                                              Percentage of
Range of                              Number of              Aggregate Unpaid      Reference Date Aggregate
Principal Balance                Mortgage Loans             Principal Balance             Principal Balance
-----------------------------------------------------------------------------------------------------------
$ 0.00 to $10,000                         7,773                   $21,283,493                          2.24 %
$ 10,000.01 to $20,000                    8,492                  $130,601,387                         13.74
$ 20,000.01 to $30,000                    6,992                  $176,253,493                         18.54
$ 30,000.01 to $40,000                    3,601                  $125,438,857                         13.19
$ 40,000.01 to $50,000                    2,390                  $108,710,678                         11.43
$ 50,000.01 to $60,000                    1,039                   $57,206,634                          6.02
$ 60,000.01 to $70,000                      750                   $48,813,858                          5.13
$ 70,000.01 to $80,000                      525                   $39,528,394                          4.16
$ 80,000.01 to $90,000                      367                   $31,385,247                          3.30
$ 90,000.01 to $100,000                     487                   $47,174,774                          4.96
$100,000.01 to $125,000                     277                   $31,155,239                          3.28
$125,000.01 to $150,000                     321                   $45,399,543                          4.77
$150,000.01 to $175,000                      81                   $13,169,703                          1.39
$175,000.01 to $200,000                      64                   $12,167,236                          1.28
$200,000.01 to $225,000                      33                    $7,033,462                          0.74
$225,000.01 to $250,000                      30                    $7,254,514                          0.76
$250,000.01 to $275,000                      21                    $5,453,432                          0.57
$275,000.01 to $300,000                      35                   $10,207,978                          1.07
$300,000.01 to $325,000                      12                    $3,758,355                          0.40
$325,000.01 to $350,000                       9                    $3,078,781                          0.32
$350,000.01 to $375,000                       9                    $3,280,435                          0.35
$375,000.01 to $400,000                      11                    $4,321,097                          0.45
$400,000.01 to $425,000                       3                    $1,237,356                          0.13
$425,000.01 to $450,000                       5                    $2,206,236                          0.23
$450,000.01 to $475,000                       4                    $1,860,937                          0.20
$475,000.01 to $500,000                      11                    $5,470,024                          0.58
$500,000.01 to $525,000                       1                      $509,500                          0.05
$525,000.01 to $550,000                       2                    $1,078,867                          0.11
$575,000.01 to $600,000                       2                    $1,199,300                          0.13
$600,000.01 to $625,000                       1                      $623,580                          0.07
$625,000.01 to $650,000                       1                      $627,211                          0.07
$700,000.01 to $725,000                       1                      $724,885                          0.08
$775,000.01 to $800,000                       2                    $1,578,000                          0.17
$975,000.01 to $1,00,000                      1                      $995,000                          0.10
-----------------------------------------------------------------------------------------------------------

Total                                     33,353                 $950,787,486                           100 %
===========================================================================================================

Geographic Distribution

                                                                                              Percentage of
                                      Number of              Aggregate Unpaid      Reference Date Aggregate
State                            Mortgage Loans             Principal Balance             Principal Balance
-----------------------------------------------------------------------------------------------------------
Alabama                                     550                   $11,280,056                          1.19 %
Alaska                                       73                    $2,592,471                          0.27
Arizona                                   1,043                   $28,828,303                          3.03
California                                7,405                  $273,489,077                         28.76
Colorado                                  1,572                   $55,992,374                          5.89
Connecticut                                 361                   $11,449,151                          1.20
Delaware                                     55                    $1,589,022                          0.17
District of Columbia                         41                    $1,234,939                          0.13
Florida                                   2,213                   $53,576,338                          5.63
Georgia                                   1,134                   $31,896,711                          3.35
Hawaii                                      238                    $9,071,810                          0.95
Idaho                                       392                    $9,354,793                          0.98
Illinois                                  1,213                   $32,307,446                          3.40
Indiana                                     525                   $10,541,424                          1.11
Iowa                                        217                    $4,055,500                          0.43
Kansas                                      432                    $8,878,004                          0.93
Kentucky                                    327                    $8,656,974                          0.91
Louisiana                                   283                    $5,603,286                          0.59
Maine                                        85                    $2,077,307                          0.22
Maryland                                    493                   $12,585,459                          1.32
Massachusetts                               680                   $22,191,789                          2.33
Michigan                                  1,525                   $34,901,709                          3.67
Minnesota                                   481                   $12,507,053                          1.32
Mississippi                                 105                    $2,358,647                          0.25
Missouri                                    667                   $13,153,105                          1.38
Montana                                     141                    $3,136,189                          0.33
Nebraska                                    100                    $1,934,400                          0.20
Nevada                                      567                   $16,885,101                          1.78
New Hampshire                               154                    $3,602,129                          0.38
New Jersey                                  889                   $26,742,835                          2.81
New Mexico                                  222                    $5,531,430                          0.58
New York                                    894                   $31,759,665                          3.34
North Carolina                              860                   $19,815,490                          2.08
North Dakota                                 23                      $450,619                          0.05
Ohio                                      1,001                   $21,370,848                          2.25
Oklahoma                                    382                    $8,305,413                          0.87
Oregon                                      571                   $15,206,403                          1.60
Pennsylvania                              1,135                   $24,018,226                          2.53
Rhode Island                                 70                    $1,539,638                          0.16
South Carolina                              271                    $5,951,096                          0.63
South Dakota                                 23                      $464,122                          0.05
Tennessee                                   577                   $12,614,209                          1.33
Texax                                       120                    $3,132,795                          0.33
Utah                                        620                   $17,327,157                          1.82
Vermont                                      30                      $939,890                          0.10
Virginia                                    616                   $17,000,019                          1.79
Washington                                1,202                   $35,864,745                          3.77
West Virginia                                66                    $1,282,994                          0.13
Wisconsin                                   591                   $11,500,158                          1.21
Wyoming                                     118                    $4,239,167                          0.45
-----------------------------------------------------------------------------------------------------------

Total                                     33,353                  $950,787,486                          100 %
===========================================================================================================

Combined Loan-to-Value Ratios

Range of                                                                                      Percentage of
Combined Loan-to-Value                Number of              Aggregate Unpaid      Reference Date Aggregate
Ratios(%)                        Mortgage Loans             Principal Balance             Principal Balance
-----------------------------------------------------------------------------------------------------------
0 -10.00                                    26                       $773,335                          0.08 %
10.01-20.00                                130                     $4,243,815                          0.45
20.01-30.00                                182                     $7,649,442                           0.8
30.01-40.00                                400                    $14,757,597                          1.55
40.01-50.00                                667                    $26,061,675                          2.74
50.01-60.00                              1,133                    $37,724,414                          3.97
60.01-70.00                              2,990                   $103,508,684                         10.89
70.01-80.00                              4,722                   $164,092,649                         17.26
80.01-90.00                             12,687                   $308,296,482                         32.43
90.01-100.00                            10,416                   $283,679,393                         29.84
-----------------------------------------------------------------------------------------------------------

Total                                   33,353                   $950,787,486                           100 %
===========================================================================================================


Loan Rates

                                                                                              Percentage of
Range of Loan                         Number of              Aggregate Unpaid      Reference Date Aggregate
Rates(%)                         Mortgage Loans             Principal Balance             Principal Balance
-----------------------------------------------------------------------------------------------------------
2.001 - 2.500                                 1                      $434,961                          0.05 %
3.501 - 4.000                             3,102                  $125,980,623                         13.25
4.001 - 4.500                             3,517                  $136,575,332                         14.36
4.501 - 5.000                               488                   $29,427,688                          3.10
5.001 - 5.500                             2,578                   $63,922,909                          6.72
5.501 - 6.000                             6,746                  $144,427,197                         15.19
6.001 - 6.500                             8,229                  $224,038,572                         23.56
6.501 - 7.000                             2,906                   $78,404,721                          8.25
7.001 - 7.500                             3,561                   $98,511,963                         10.36
7.501 - 8.000                             1,228                   $26,554,616                          2.79
8.001 - 8.500                               433                    $9,485,760                          1.00
8.501 - 9.000                               499                   $11,712,966                          1.23
9.001 - 9.500                                41                      $552,111                          0.06
9.501 - 10.000                                1                       $14,080                          0.00
10.001 - 10.500                              23                      $743,988                          0.08
-----------------------------------------------------------------------------------------------------------

Total                                    33,353                  $950,787,486                           100 %
===========================================================================================================


Property Type

Property Type

                                                                                              Percentage of
                                      Number of              Aggregate Unpaid      Reference Date Aggregate
Description                      Mortgage Loans             Principal Balance             Principal Balance
-----------------------------------------------------------------------------------------------------------
Single Family Residence                  26,105                  $739,356,129                         77.76 %
Planned Unit Development (PUD)            4,671                  $149,344,147                         15.71
Low-rise Condominium                      2,074                   $47,864,654                          5.03
2-4 Family Residence                        326                    $9,347,064                          0.98
High-rise Condominium                        97                    $3,098,380                          0.33
Manufactured Housing (1)                     80                    $1,777,113                          0.19
-----------------------------------------------------------------------------------------------------------

Total                                    33,353                  $950,787,486                           100 %
===========================================================================================================
(1) Treated as real property


Lien Priority

                                                                                           Percentage of
                                          Number of       Aggregate Unpaid      Reference Date Aggregate
Lien Priority                        Mortgage Loans       Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------

1st Liens                                  758                  $69,155,716                      7.27 %
2nd Liens                               32,595                 $881,631,770                     92.73
--------------------------------------------------------------------------------------------------------

Total                                   33,353                 $950,787,486                       100 %
========================================================================================================



Gross Margins
                                                                                            Percentage of
Range of Gross                             Number of       Aggregate Unpaid      Reference Date Aggregate
Margins (%)                           Mortgage Loans       Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------
Less Than Zero                               1                     $434,961                      0.05 %
0.000                                    3,104                 $125,903,111                     13.24
0.001 - 0.250                              502                  $21,990,071                      2.31
0.251 - 0.500                            2,979                 $114,039,116                     11.99
0.501 - 0.750                              128                   $8,013,913                      0.84
0.751 - 1.000                              336                  $21,157,835                      2.23
1.001 - 1.250                            1,599                  $43,597,985                      4.59
1.251 - 1.500                            1,012                  $20,845,182                      2.19
1.501 - 1.750                              723                  $20,232,669                      2.13
1.751 - 2.000                            5,997                 $122,524,747                     12.89
2.001 - 2.250                            2,429                  $61,365,884                      6.45
2.251 - 2.500                            5,758                 $161,308,462                     16.97
2.501 - 2.750                              632                  $23,456,658                      2.47
2.751 - 3.000                            2,295                  $55,799,319                      5.87
3.001 - 3.250                              461                   $9,634,728                      1.01
3.251 - 3.500                            3,114                  $89,557,717                      9.42
3.501 - 3.750                            1,058                  $22,452,879                      2.36
3.751 - 4.000                              191                   $4,845,434                      0.51
4.001 - 4.250                              316                   $6,634,766                      0.70
4.251 - 4.500                              134                   $3,255,158                      0.34
4.501 - 4.750                              415                  $10,313,931                      1.08
4.751 - 5.000                              101                   $2,067,113                      0.22
5.001 - 5.250                                3                      $34,015                      0.00
5.251 - 5.500                               40                     $536,431                      0.06
5.501 - 5.750                                1                      $14,080                      0.00
6.001 - 6.250                               17                     $547,509                      0.06
6.251 - 6.500                                6                     $196,479                      0.02
6.751 - 7.000                                1                      $27,334                      0.00
--------------------------------------------------------------------------------------------------------
Total                                   33,353                 $950,787,486                       100 %
========================================================================================================



Maximum Loan Rates

                                                                                            Percentage of
Maximum                                    Number of       Aggregate Unpaid      Reference Date Aggregate
Loan Rates (%)                        Mortgage Loans       Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------

6.00                                         1                      $36,578                      0.00 %
8.75                                        67                   $1,465,587                      0.15
10.75                                        1                           $0                      0.00
16.00                                      967                  $23,677,060                      2.49
17.00                                    2,272                  $55,971,611                      5.89
18.00                                   30,022                 $868,892,662                     91.39
21.00                                       23                     $743,988                      0.08
--------------------------------------------------------------------------------------------------------
Total                                   33,353                 $950,787,486                       100 %
========================================================================================================



Months Remaining to Scheduled Maturity

                                                                                            Percentage of
Months Remaining to                        Number of       Aggregate Unpaid      Reference Date Aggregate
Maturity                              Mortgage Loans       Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------

97 - 108                                    64                   $1,204,198                      0.13 %
157 - 168                                  370                  $11,688,052                      1.23
217 - 228                                  574                  $11,932,642                      1.26
265 - 276                                    5                     $118,633                      0.01
277 - 288                               32,340                 $925,843,960                     97.38
--------------------------------------------------------------------------------------------------------

Total                                   33,353                 $950,787,486                       100 %
========================================================================================================



Origination Year
                                                                                            Percentage of
                                           Number of       Aggregate Unpaid      Reference Date Aggregate
Year of Origination                   Mortgage Loans       Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------
2001                                        29                     $775,883                      0.08 %
2002                                    33,324                 $950,011,603                     99.92
--------------------------------------------------------------------------------------------------------

Total                                   33,353                 $950,787,486                       100 %
========================================================================================================



Range of Credit Scores for the Mortgage Loans
                                                                                            Percentage of
Range of                                   Number of       Aggregate Unpaid      Reference Date Aggregate
Credit Scores                         Mortgage Loans       Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------
821 - 840                                    6                      $85,722                      0.01 %
801 - 820                                  440                  $10,518,821                      1.11
781 - 800                                2,451                  $57,206,098                      6.02
761 - 780                                3,892                  $99,055,557                     10.42
741 - 760                                4,534                 $121,298,691                     12.76
721 - 740                                4,731                 $131,538,292                     13.83
701 - 720                                5,524                 $163,749,144                     17.22
681 - 700                                4,624                 $146,375,377                     15.40
661 - 680                                4,124                 $130,428,035                     13.72
641 - 660                                1,723                  $52,669,314                      5.54
621 - 640                                1,207                  $34,479,640                      3.63
601 - 620                                   84                   $2,868,041                      0.30
581 - 600                                    8                     $283,351                      0.03
561 - 580                                    3                     $108,079                      0.01
521 - 540                                    2                     $123,322                      0.01
--------------------------------------------------------------------------------------------------------

Total                                   33,353                 $950,787,486                       100 %
========================================================================================================




Credit Limit Range

                                                                                            Percentage of
Range of                                   Number of       Aggregate Unpaid      Reference Date Aggregate
Limits ($)                            Mortgage Loans       Principal Balance            Principal Balance
---------------------------------------------------------------------------------------------------------
$ 0.00 to $10,000                        1,280                   $7,837,759                      0.82 %
$ 10,000.01 to $20,000                   9,152                 $108,925,079                     11.46
$ 20,000.01 to $30,000                   8,684                 $171,595,800                     18.05
$ 30,000.01 to $40,000                   4,584                 $123,227,967                     12.96
$ 40,000.01 to $50,000                   3,704                 $120,362,060                     12.66
$ 50,000.01 to $60,000                   1,323                  $57,117,482                      6.01
$ 60,000.01 to $70,000                     869                  $44,004,494                      4.63
$ 70,000.01 to $80,000                     785                  $42,109,708                      4.43
$ 80,000.01 to $90,000                     496                  $31,321,536                      3.29
$ 90,000.01 to $100,000                  1,073                  $65,919,278                      6.93
$100,000.01 to $125,000                    326                  $27,238,072                      2.86
$125,000.01 to $150,000                    523                  $52,846,184                      5.56
$150,000.01 to $175,000                     86                  $10,039,202                      1.06
$175,000.01 to $200,000                    136                  $16,093,718                      1.69
$200,000.01 to $225,000                     48                   $6,395,698                      0.67
$225,000.01 to $250,000                     50                   $8,255,532                      0.87
$250,000.01 to $275,000                     26                   $5,090,470                      0.54
$275,000.01 to $300,000                     77                  $14,628,079                      1.54
$300,000.01 to $325,000                     11                   $2,446,918                      0.26
$325,000.01 to $350,000                     16                   $3,577,453                      0.38
$350,000.01 to $375,000                     12                   $2,541,732                      0.27
$375,000.01 to $400,000                     19                   $4,927,545                      0.52
$400,000.01 to $425,000                      5                   $1,567,155                      0.16
$425,000.01 to $450,000                      9                   $2,531,748                      0.27
$450,000.01 to $475,000                      9                   $2,446,910                      0.26
$475,000.01 to $500,000                     36                   $9,669,359                      1.02
$500,000.01 to $525,000                      1                     $290,584                      0.03
$525,000.01 to $550,000                      3                   $1,178,867                      0.12
$575,000.01 to $600,000                      2                   $1,199,300                      0.13
$625,000.01 to $650,000                      2                   $1,136,711                      0.12
$650,000.01 to $675,000                      1                     $623,580                      0.07
$700,000.01 to $725,000                      1                     $724,885                      0.08
$775,000.01 to $800,000                      2                   $1,578,000                      0.17
$950,000.01 to $975,000                      1                     $343,621                      0.04
$975,000.01 to $1,000,00                     1                     $995,000                      0.10
---------------------------------------------------------------------------------------------------------
Total                                   33,353                 $950,787,486                       100 %
=========================================================================================================



Credit Limit Utilization Rates
                                                                                            Percentage of
Range of Credit Limit                      Number of       Aggregate Unpaid      Reference Date Aggregate
Utilization Rates (%)                 Mortgage Loans       Principal Balance            Principal Balance
---------------------------------------------------------------------------------------------------------
0.00%                                    4,532                          $22                      0.00 %
0.01% - 10.00%                             433                   $1,214,237                      0.13
10.01% - 20.00%                            475                   $3,748,262                      0.39
20.01% - 30.00%                            572                   $6,882,980                      0.72
30.01% - 40.00%                            641                  $11,087,227                      1.17
40.01% - 50.00%                            811                  $15,694,477                      1.65
50.01% - 60.00%                            916                  $22,267,014                      2.34
60.01% - 70.00%                          1,165                  $30,773,151                      3.24
70.01% - 80.00%                          1,593                  $47,702,222                      5.02
80.01% - 90.00%                          2,572                  $78,666,554                      8.27
90.01% - 100.00%                        19,643                 $732,751,339                     77.07
---------------------------------------------------------------------------------------------------------

Total                                   33,353                 $950,787,486                       100 %
=========================================================================================================


Delinquency Status
                                                                                            Percentage of
                                           Number of       Aggregate Unpaid      Reference Date Aggregate
Delinquency Status                    Mortgage Loans       Principal Balance            Principal Balance
---------------------------------------------------------------------------------------------------------
Current                                 33,048                 $940,094,825                      0.99 %
30-59 days                                 158                   $4,989,819                      0.01
60-89 days                                  40                   $1,496,748                      0.00
90+ days                                   107                   $4,206,094                      0.00
---------------------------------------------------------------------------------------------------------

Total                                   33,353                 $950,787,486                       100 %
=========================================================================================================


                                                 EXHIBIT 2

          -----------------------------------------------------------
                          Countywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-D
          -----------------------------------------------------------

Distribution August 15, 2003




                Original              Beginning

                  Note                  Note                                                         Note

               Principal              Principal            Principal          Interest           Distribution      Investor Loss

Class           Balance                Balance            Distribution      Distribution *          Amount            Amount

----------------------------------------------------------------------------------------------------------------------------------
Note        1,500,000,000.00      $1,013,259,100.19      $71,283,491.59     $1,175,191.41       $72,458,683.00          $0.00
----------------------------------------------------------------------------------------------------------------------------------


TOTAL      $1,500,000,000.00      $1,013,259,100.19      $71,283,491.59     $1,175,191.41       $72,458,683.00          $0.00
==================================================================================================================================


                   Ending

                    Note

Class            Principal

                  Balance

------------------------------
Note           $941,975,608.60
==============================


TOTAL          $941,975,608.60




                          AMOUNTS PER $1,000 UNITS

                                      Beginning                                                                         Ending

                                        Note                                     Note                                    Note

                                      Principal            Principal          Distribution           Interest          Principal

Class         CUSIP                   Balance            Distribution            Amount           Distribution          Balance
---------------------------------------------------------------------------------------------------------------------------------
Note        126671QZ2               675.50606679          47.52232773         0.78346094            48.30578867      627.98373907
=================================================================================================================================




      Rates
---------------------
Class        Note
---------------------
Note        1.34688%
=====================


Investor Certificate Rates based on a LIBOR of:     1.10688%


PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:

          -----------------------------------------------------------
                          Countywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-D
          -----------------------------------------------------------

Distribution August 15, 2003

                                                           Barbara Grosse
                                                           Bank One, NA
                                                           1 Bank One Plaza
                                                           Chicago, IL 60670

                  Information pursuant to Section 4.04 of the

               Sale and Servicing Agreement dated June 28, 2002


Investor Floating Allocation Percentage                               99.13781%


Investor Distribution Amount                                     72,458,683.00

Note Interest                                                     1,175,191.41

Note Interest not payable,
  due to insufficient Investor Interest Collections                       0.00

Unpaid Investor Interest Shortfall paid                                   0.00

Per $1000 of Original Investor Principal Balance                     0.0000000

Remaining Unpaid Investor Interest Shortfall                              0.00

Per $1000 of Original Investor Principal Balance                     0.0000000

Principal Distributed

Investor Loss Amount paid as principal                               34,618.85

Investor Loss Reduction Amounts paid as principal                         0.00

Accelerated Principal Distribution Amount                                 0.00

Scheduled Principal Collections Payment Amount                   71,248,872.74

Guaranteed Principal Distribution Amount                                  0.00
                                                            ------------------
Total Principal Distributed                                      71,283,491.59


Unreimbursed Investor Loss Reduction Amounts                              0.00

Per $1000 of Original Investor Principal Balance                     0.0000000

Basis Risk Carryforward Distributed                                       0.00

Basis Risk Carryforward Remaining                                         0.00


Servicing Fee                                                       425,863.03

Accrued and Unpaid Servicing Fees from Prior Periods                      0.00


Invested Amount (before distributions)                        1,013,259,100.19

Invested Amount (after distributions)                           941,975,608.60

Investor Certificate Principal Balance (after distributions)    941,975,608.60

Loan Factor                                                          0.6433710


Asset Balance of Mortgage Loans                                 950,787,485.78


Credit Enhancement Draw Amount                                            0.00


Delinquency Information

                         --------------------------------------------
                         Count          Balance        % of Group Bal
                         --------------------------------------------
30-59 days                153         4,824,420.26         0.507413%
60-89 days                 38         1,471,055.90         0.154720%
or more                    75         2,398,066.20         0.252219%
                         --------------------------------------------
Total                     266         8,693,542.36         0.914352%
                         ============================================

*Note: The above statistics do not include loans in foreclosure proceedings or REO properties.

                         --------------------------------------------
                         Count          Balance        % of Group Bal
                         --------------------------------------------

          -----------------------------------------------------------
                          Countywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-D
          -----------------------------------------------------------

Distribution August 15, 2003

                         --------------------------------------------
Bankruptcy                 89         2,920,695.25         0.307187%
                         ============================================

                 *Note: Bankruptcy Loans are also included in Delinquencies

Foreclosure and REO Information


                         --------------------------------------------
                         Count          Balance        % of Group Bal
                         --------------------------------------------

Foreclosure                10           675,994.79         0.071098%
REO                         2            79,403.03         0.008351%
Total                      12           755,397.82         0.079450%


Optional Servicer Advances (Current Collection Period)                   0.00

Optional Servicer Advances (Outstanding)                                 0.00


Note Rate                                                            1.346880%


Mortgage Loans retransferred to the Transferor pursuant to Sect. 2.04 and 2.06
Count                                                                       0
Principal Balance                                                        0.00


Subordinated Transferor Collections                              8,700,240.55


Overcollateralization Step-Down Amount                                   0.00


Available Transferor Subordinated Amount                         8,700,240.55

Required Transferor Subordinated Amount                          8,700,240.55

Interest Collections (non-Investor)                                 42,210.74

Transferor Principal Collections                                12,827,483.82


Mortgage Loans for which the Mortgage
Loan File was not delivered to the Indenture Trustee within 30 days of the Number             0
Closing Date                                                               Balance          0.00



                                          Other information


Transferor Principal Balance (Beginning)                         8,812,178.26

Transferor Principal Balance (Ending)                            8,811,877.18

Investor Fixed Allocation Percentage                                    99.50%

Periods until Step-Down Remittance Date                                    18


Mortgage Loans Payment Summary

Interest Received                                                 5,321,631.64

Net Liquidation Proceeds (Allocable to Interest)                          0.00

Insurance Proceeds (Allocable to Interest)                                0.00

Servicer Optional Advance (Allocable to Interest)                         0.00

Purchase Price per Sect. 2.02 (a) (Allocable to Interest)                 0.00

Purchase Price (90+ Day Delinq) (Allocable to Interest)                   0.00

Residual Advance                                                          0.00
                                                              -----------------
Total Interest                                                    5,321,631.64

Investor Interest Collections                                     4,853,557.87


Begining Balance                                              1,022,071,278.45

Principal Collections                                            84,076,356.56

Net Liquidation Proceeds (Alloc. to Principal)                            0.00

Insurance Proceeds (Alloc. to Principal)                                  0.00

Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)                   0.00

          -----------------------------------------------------------
                          Countywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-D
          -----------------------------------------------------------


Distribution August 15, 2003


Purchase Price (90+ Day Delinq) (Alloc. to Principal)                     0.00

Loans Removed from the Trust by the Servicer per Sect.                    0.00

Transfer Deposit Amount per Sect. 2.02 (a)                                0.00
                                                              ----------------
Total Principal                                                  84,076,356.56


Additional Balances                                              12,827,483.82

Ending Principal Balance                                        950,787,485.78

Total Collections                                                88,972,125.17

Alternative Principal Payment                                    71,248,872.74


Loans Average Daily Balance                                   1,024,220,568.51


Weighted Average Loan Rate                                              5.8373%

Weighted Average Net Loan Rate                                          5.2173%

Maximum Rate                                                            5.1458%


Excess Interest                                                    3,542,421.61



Loan Modification Summary                                      Current         Cumulative      % of Initial
                                                               -------         ----------      ------------

Loans with Senior Lien Balance Modification (CLTV<80%)       1,488,939.04      19,392,451.41         1.31%


Loans with Senior Lien Balance Modification (CLTV>80%)       4,027,671.52      36,881,157.64         2.50%


Loans with Credit Limit Modification                         1,207,416.00      19,891,096.00         1.35%

Loans with Gross Margin Modification                           945,925.24      11,195,516.30         0.76%


Credit Enhancer Information

Amount due to Credit Enhancer from Prepayment Shortfall              0.00

MBIA Surety Bond in force?                                  YES

Credit Enhancement Draw Amount                                       0.00

Guaranteed Principal Payment Amount                                  0.00

Guaranteed Distribution                                      1,175,191.41

Credit Enhancement Premium                                     101,326.00


Required O/C Amount                                                  0.00

Beginning O/C Amount                                                 0.00

Ending O/C Amount                                                    0.00

Ending O/C Amount (% of Original Pool Balance)                     0.0000%


Liquidation Loss Amount (Current Period)                        34,919.93

Liquidation Loss Amount (Cumulative)                           320,008.03



Monthly Delinquency Rate                                           0.4525%

Rolling Six Month Delinquency Rate                                 0.3095%

Spread Rate                                                        3.8667%

Excess Spread Rate                                                 3.8704%


Required Subordinated Percentage                                     1.50%

Balance used for Required Subordinated Amount                Initial Balance

Initial Subordinated Amount                                  (22,178,435.82)

Can Required Transferor Subordinated Amount be Reduced?         NO

Has a Rapid Amortization Event occurred?                        NO

Cause of Rapid Amortization Event.                              NA

Has an Event of Servicing Termination occurred?                 NO

Cause of Event of Servicing Termination.                        NA

                                 RECONCILIATION REPORT


                                                                                              ISSUE DATE    :        28-Jun-02

DEAL NAME:            COUNTRYWIDE HOME LOANS, INC.                                            DISTRIBUTION DATE:     15-Aug-03

                      Revolving Home Equity Loan Asset Backed Certificates, Series 2002-D     DETERMINATION DATE     12-Aug-03

                                                                                              RUN DATE:              12-Aug-03
                                                                                                                   02:31:48 PM

-------------------------------------------------------------------------------
I. CASH RECONCILIATION
-------------------------------------------------------------------------------


A. Cash Available for Distribution                                 Total

Net Collections Interest Collections - per Servicer Report      $4,895,768.61

Principal Collections - per Servicer Report                    $84,076,356.56

Residual Advance                                                        $0.00

Cash Released from Additional Loan Account                              $0.00

Insured Payment                                                         $0.00
-------------------------                                   =================
Total Deposit to Collection Account                            $88,972,125.17


-------------------------------------------------------------------------------
II.  DISTRIBUTION SUMMARY AND RECONCILIATION
-------------------------------------------------------------------------------

A. Amounts Distributed:


Section 5.01

Premium to Credit Enhancer                                                            $101,326.00

Investor Certificate Interest and Unpaid Investor Certificate Interest              $1,175,191.41

Unreimbursed Credit Enhancement Draw Amounts                                                $0.00

Amounts owed Master Servicer per Sect. 3.08 and 5.03                                        $0.00

Basis Risk Carryforward                                                                     $0.00

Class A Investor Certificate Principal Distributed                                 $71,283,491.59

Transferor Interest Distributed                                                     $3,584,632.35

Transferor Principal Distributed                                                   $12,827,483.82
                                                                                   ==============


Total Distributions                                                                $88,972,125.17

                                                                                   --------------
Difference (Remains in Collections Account)                                                  0.00
                                                                                   --------------


Balance Reconciliation
----------------------

Loan Group Beginning Balance                                                     1,022,071,278.45

Loan Group Ending Balance                                                          950,787,485.78
                                                                                   ==============

Change in Balance                                                                   71,283,792.67

Principal Collections                                                               84,076,356.56

Liquidation Loss Amount                                                                 34,919.93

Additional Balances                                                                 12,827,483.82

Additional Loan Account Draw                                                                 0.00
                                                                                   ==============

Balance Check                                                                               (0.00)